Exhibit 10.16

EXECUTION VERSION

ABL GUARANTY

ABL GUARANTY, dated as of August 4, 2014, made among TRIBUNE PUBLISHING COMPANY, a Delaware corporation (as further defined in Section 1(d), the “Company”), each of the subsidiaries of the Company party hereto from time to time and BANK OF AMERICA, N.A., as collateral agent for the ABL Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, (a) pursuant to the ABL Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto (as further defined in Section 1(d), the “ABL Borrowers”), the lenders from time to time party thereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the Lenders have severally agreed to make Loans to the ABL Borrowers, and the L/C Issuers have agreed to issue Letters of Credit for the account of the ABL Borrowers or any Restricted Subsidiary, upon the terms and subject to the conditions set forth therein, (b) one or more Hedge Banks may from time to time enter into Secured Hedge Agreements with any Loan Party and (c) one or more Cash Management Banks may from time to time provide cash management services pursuant to Secured Cash Management Agreements to any Loan Party (clauses (a), (b) and (c), collectively, the “Extensions of Credit”);

WHEREAS, pursuant to the ABL Security Agreement, dated as of the date hereof (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “ABL Security Agreement”), the Guarantors have granted a first priority Lien to the Collateral Agent for the benefit of the ABL Secured Parties on the ABL Priority Collateral and a second priority Lien for the benefit of the ABL Secured Parties on the Term Loan Priority Collateral (subject in each case to Liens permitted by the ABL Credit Agreement);

WHEREAS, pursuant to the ABL Pledge Agreement, dated as of the date hereof, the Pledgors (as defined therein) have pledged certain Collateral for the benefit of the ABL Secured Parties;

WHEREAS, each Guarantor, other than the Company, is a Domestic Subsidiary of the Company and each Guarantor acknowledges that it will derive a substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the ABL Borrowers to make valuable transfers to the other Guarantors in connection with the operation of their respective businesses;

WHEREAS, it is a condition precedent to the obligations of the Lenders and the L/C Issuers to make their respective Extensions of Credit to the ABL Borrowers under the ABL Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Collateral Agent for the benefit of the ABL Secured Parties.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and to induce the Agents, the Lenders and the L/C Issuers to enter into the ABL Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective Extensions of Credit to the ABL Borrowers under the ABL Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with any Loan Party and to induce one or more Cash Management Banks to provide cash management services to any Loan Party pursuant to Secured Cash Management Agreements, as applicable, the Guarantors hereby agree with the Collateral Agent, for the benefit of the ABL Secured Parties, as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein (including terms used in the preamble and recitals hereto) shall have the meanings given to them in the ABL Credit Agreement. Furthermore, unless otherwise defined herein or in the ABL Credit Agreement, terms defined in the ABL Security Agreement and used herein shall have the meanings assigned to them in the ABL Security Agreement.

(b) The rules of construction and other interpretative provisions specified in Sections 1.02, 1.05, 1.06 and 1.07 of the ABL Credit Agreement shall apply to this Guaranty, including terms defined in the preamble and recitals hereto.

(c) As used herein, the term “Adjusted Net Worth” of any Guarantor at any time, shall mean the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor’s assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Guaranty or any other Loan Document) on such date.

(d) As used herein, the term “ABL Borrowers” shall have the meaning assigned to such term in the preamble hereto and “ABL Borrower” means any one of them. In the event any ABL Borrower consummates any merger, amalgamation or consolidation in accordance with Section 7.04 of the ABL Credit Agreement, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be an “ABL Borrower” for all purposes of this Guaranty.

(e) As used herein, the term “Borrower Representative” shall have the meaning assigned to the term “Borrower Representative” in the ABL Credit Agreement.

(f) As used herein, the term “Company” shall have the meaning assigned to such term in the preamble hereto. In the event any Company consummates any merger, amalgamation or consolidation in accordance with Section 7.04 of the ABL Credit Agreement, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be the “Company” for all purposes of this Guaranty.

(g) As used herein, the term “Exempt Deposit Account” shall mean any Deposit Account owned by or in the name of a Loan Party with respect to which such Loan Party is acting as a fiduciary for another Person who is not a Loan Party.

(h) As used herein, the term “Guarantor” shall mean the Company, each of the Subsidiaries of the Company listed on Annex A hereto and any Subsidiary of the Company that becomes a Guarantor pursuant to Section 20, in each case, unless and until such time as the respective Guarantor is released from all of its obligations under this Guaranty in accordance with the terms and provisions hereof and of the ABL Credit Agreement. For the avoidance of doubt and notwithstanding anything herein to the contrary, no Person shall be a Guarantor with respect to Obligations owed by such Person.

(i) As used herein, the term “Guaranteed Obligations” shall mean the “Obligations” as defined in the ABL Credit Agreement. With respect to any Guarantor, if and to the extent, under the Commodity Exchange Act (as amended from time to time or any successor statue, the “Commodity Exchange Act”) or any rule, regulation or order of the Commodity Futures Trading Commission (or any successor to the Commodity Futures Trading Commission) (or the application or official interpretation of any thereof), all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest for, the obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (or the analogous term or section in any amended or successor statute) is or becomes illegal (the “Excluded Swap Obligation”), the Guaranteed Obligations of such Guarantor shall not include any such Excluded Swap Obligation.

(j) As used herein, the term “Guaranty” shall mean this Guaranty, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

(k) As used herein, the term “Other Intercreditor Agreement” shall have the meaning assigned to the term “Other Intercreditor Agreement” in the ABL Credit Agreement.

(l) As used herein, the term “Release Date” shall have the meaning assigned to the term “Release Date” in the ABL Security Agreement.

2. Guarantee.

(a) Subject to the provisions of Section 2(b), the Company and each of the other Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the ABL Secured Parties, the prompt and complete payment (and not of collection) and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations, whether currently existing or hereafter incurred. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other ABL Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any ABL Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable ABL Secured Parties the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against such ABL Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Sections 3 and 5 hereof.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under Laws relating to the insolvency of debtors or an amount unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Guarantor or as the result of any avoidance actions therein.

(c) To the extent the ABL Borrowers would be required to do so by Section 10.04 of the ABL Credit Agreement, each Guarantor further agrees to pay any and all reasonable and documented out-of-pocket costs and expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent or any other ABL Secured Party in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty.

(d) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Collateral Agent or any other ABL Secured Party hereunder.

(e) No payment or payments made by any ABL Borrower, any other Guarantor, any other guarantor or any other Person or received or collected by the Collateral Agent or any other ABL Secured Party from any ABL Borrower, any other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Guaranteed Obligations or payments received or collected from such Guarantor in respect of the Guaranteed Obligations, remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Release Date.

(f) Each Guarantor assumes all responsibility for being and keeping itself informed of each of the ABL Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other ABL Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

3. Right of Contribution. Each Guarantor hereby agrees that to the extent a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by applicable law, on the respective Adjusted Net Worth of the Guarantors on the date the respective payment is made) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other ABL Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other ABL Secured Parties for the full amount guaranteed by such Guarantor hereunder.

4. Right of Set-off. In addition to any rights and remedies of the ABL Secured Parties provided by Law, subject to the terms of any applicable Intercreditor Agreement, each Guarantor hereby irrevocably authorizes each ABL Secured Party at any time and from time to time following the occurrence and during the continuance of an Event of Default without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise), to the maximum extent permitted by applicable law, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) other than deposits held in Exempt Deposit Accounts, in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such ABL Secured Party to or for the credit or the account of such Guarantor and irrespective of whether or not such ABL Secured Party shall have made demand under this Guaranty or any other Loan Document. Each ABL Secured Party shall notify such Guarantor and the Collateral Agent promptly of any such set-off and the appropriation and application made by such ABL Secured Party; provided that the failure to give such notice shall not affect the validity of such set-off and appropriation and application. This Section 4 is subject to the terms and conditions set forth in Section 10.09 of the ABL Credit Agreement.

5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Collateral Agent or any other ABL Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other ABL Secured Party against any ABL Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any other ABL Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any ABL Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Release Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Release Date, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other ABL Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Guaranteed Obligations, whether due or to become due, in accordance with Section 5.04 of the ABL Security Agreement.

6. Amendments, etc. with Respect to the Guaranteed Obligations; Waiver of Rights. Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 24, each Guarantor shall (to the maximum extent permitted by law) remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent or any other ABL Secured Party may be rescinded by such party and any of the Guaranteed Obligations continued, (b) the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other ABL Secured Party, (c) the ABL Credit Agreement, the other Loan Documents, and any other documents executed and delivered in connection therewith, the Secured Hedge Agreements and any other documents executed and delivered in connection therewith, the Secured Cash Management Agreements and any other documents executed and delivered in connection therewith, may be amended, waived, modified, supplemented or terminated, in whole or in part, in accordance with the terms of the applicable document and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other ABL Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other ABL Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent or any other ABL Secured Party may, but shall be under no obligation to, make a similar demand on any ABL Borrower or any other Guarantor or other guarantor, and any failure by the Collateral Agent or any other ABL Secured Party to make any such demand or to collect any payments from any ABL Borrower or any other Guarantor or other guarantor or any release of any ABL Borrower or any other Guarantor or other guarantor shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other ABL Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

7. Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Guaranteed Obligations (including as a result of the provision of any Incremental Revolving Commitments or Supplemental Revolving Commitments), and notice of or proof of reliance by the Collateral Agent or any other ABL Secured Party upon this Guaranty or acceptance of this Guaranty, the Guaranteed Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guaranty; and all dealings between the ABL Borrowers and any of the other Guarantors, on the one hand, and the Collateral Agent and the other ABL Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives, to the maximum extent permitted by applicable law, promptness, diligence, presentment, protest, notice of protest, demand for payment and notice of default, acceleration or nonpayment and any other notice to or upon the ABL Borrowers or any other Guarantor with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that this Guaranty shall (to the maximum extent permitted by law) be construed as a continuing, absolute and unconditional guarantee of payment (and not of collection) without regard to (a) the validity, regularity or enforceability of the ABL Credit Agreement, any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement, any of the other Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other ABL Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any ABL Borrower against the Collateral Agent or any other ABL Secured Party, (c) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations by the Guarantors or (d) any other circumstance whatsoever (with or without notice to or knowledge of any ABL Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any ABL Borrower for the Guaranteed Obligations, or of such Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent and any other ABL Secured Party may elect, but shall be under no obligation, to pursue such rights and remedies as it may have against such ABL Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other ABL Secured Party to pursue such other rights or remedies or to collect any payments from such ABL Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any ABL Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent and the other ABL Secured Parties against such Guarantor. To the maximum extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement, subrogation, exoneration, contribution or indemnification or other right or remedy of such Guarantor against any ABL Borrower or any other Guarantor, as the case may be, or any security. Each Guarantor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Collateral Agent or Lenders to marshal assets. If acceleration of the time for payment of any Guaranteed Obligation by any ABL Borrower or the applicable Guarantor is stayed by reason of the insolvency or receivership of such ABL Borrower or the applicable Guarantor or otherwise, all Guaranteed Obligations otherwise subject to acceleration under the terms of any Secured Debt Document shall nonetheless be payable by the Guarantors hereunder. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other ABL Secured Parties, and their respective successors, indorsees, transferees and assigns, until the Release Date, notwithstanding that from time to time during the term of the ABL Credit Agreement and any Secured Hedge Agreement or Secured Cash Management Agreement the Loan Parties may be free from any Guaranteed Obligations.

8. [Intentionally Omitted].

9. Representations and Warranties; Covenants. Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the ABL Borrowers in Article V of the ABL Credit Agreement are true and correct in all material respects on each date as required by Section 4.02 of the ABL Credit Agreement; provided that each reference in each such representation and warranty to the Borrower Representative’s knowledge shall, for purposes of this Section 9, be deemed to be a reference to such Guarantor’s knowledge and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

10. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other ABL Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any ABL Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the ABL Borrowers or any other Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

11. Payments. Each Guarantor hereby agrees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at the Collateral Agent’s office specified in Section 10.02 of the ABL Credit Agreement.

12. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Collateral Agent under this Guaranty with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Collateral Agent and the other ABL Secured Parties, be governed by the ABL Credit Agreement, the ABL/Term Loan Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them (including any other Intercreditor Agreement), but, as between the Collateral Agent and such Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the ABL Secured Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

13. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 10.02 of the ABL Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower Representative at the Borrower Representative’s address set forth in Section 10.02 of the ABL Credit Agreement.

14. Counterparts. This Guaranty may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Guaranty shall be effective as delivery of an original executed counterpart of this Guaranty. The Collateral Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

15. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Integration. This Guaranty represents the agreement of each Guarantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other ABL Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents (and each other agreement or instrument executed or issued in connection therewith).

17. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantor(s) and the Collateral Agent in accordance with Section 10.01 of the ABL Credit Agreement; provided, however, that this Guaranty may be supplemented (but no existing provisions may be modified) through agreements substantially in the form of Annex B, in each case duly executed by each Guarantor directly affected thereby.

(b) Neither the Collateral Agent nor any other ABL Secured Party shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other ABL Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other ABL Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or any ABL Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the other ABL Secured Parties and their respective successors and assigns permitted hereby and by the ABL Credit Agreement, except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Collateral Agent, except as permitted by the ABL Credit Agreement.

20. Additional Guarantors. Each Subsidiary of the Company that is required to become a party to this Guaranty pursuant to Section 6.12 of the ABL Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Supplement substantially in the form of Annex B hereto or in such other form reasonably satisfactory to the Collateral Agent. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

21. WAIVER OF JURY TRIAL. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guaranty to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them and agrees that any such action or proceeding shall be brought solely in such New York Courts; provided that nothing in this Guaranty shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any person, or decline (or, in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Section 22 would otherwise require to be asserted in a legal action or proceeding in a New York Court) in any such action or proceeding;

(b) waives, to the maximum extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this section;

(c) consents to service of process in the manner provided for notices in Section 13; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 22 any special, exemplary, punitive or consequential damages.

Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any court referred to in paragraph (a) above.

Nothing in this Guaranty will affect the right of any party hereto to serve process in any manner permitted by applicable law.

23. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

24. Termination or Release.

(a) This Guaranty shall terminate on the Release Date.

(b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the ABL Credit Agreement as a result of which such Guarantor ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary.

(c) In connection with any termination or release, the Collateral Agent or any other ABL Secured Party, as applicable, shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that the Borrower Representative or such Guarantor shall reasonably request to evidence or confirm such termination or release. Any execution and delivery of documents pursuant to this Section 24 shall be without recourse to or warranty by the Collateral Agent or such ABL Secured Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

TRIBUNE PUBLISHING COMPANY

By:	/s/ Steven Berns
Name:	Steven Berns
Title:	President and Chief Executive Officer

[Signature Page to ABL Guaranty]

Blue Lynx Media, LLC
Builder Media Solutions, LLC
California Community News, LLC
Capital-Gazette Communications, LLC
Carroll County Times, LLC
Chicago Tribune Company, LLC
Chicagoland Publishing Company, LLC
ForSaleByOwner.com Referral Services, LLC forsalebyowner.com, LLC
Hoy Publications, LLC
Internet Foreclosure Service, LLC
Local Pro Plus Realty, LLC
Los Angeles Times Communications LLC
Orlando Sentinel Communications Company, LLC
Sun-Sentinel Company, LLC
TCA News Service, LLC
The Baltimore Sun Company, LLC
The Daily Press, LLC
The Hartford Courant Company, LLC
The Morning Call, LLC
Tribune 365, LLC
Tribune Content Agency, LLC
Tribune Direct Marketing, LLC
Tribune Interactive, LLC
Tribune Content Agency London, LLC
Tribune Publishing Company, LLC
Tribune Washington Bureau, LLC each as a Guarantor,

By:	/s/ Edward Lazarus
Name:	Edward Lazarus
Title:	Secretary

[Tribune Publishing - ABL Guaranty]

McClatchy/Tribune Information Services, LLC, as a Guarantor

By: TCA News Service, LLC, as its Member

By:	/s/ Edward Lazarus
Name:	Edward Lazarus
Title:	Secretary

By: Tribune Publishing Company, LLC, as its Member

By:	/s/ Edward Lazarus
Name:	Edward Lazarus
Title:	Secretary

[Tribune Publishing - ABL Guaranty

BANK OF AMERICA, N.A., as Collateral Agent,

By:	/s/ Brad H. Breidenbach
	Name:	Brad H. Breidenbach
	Title:	Senior Vice President

[Tribune Publishing - ABL Guaranty

ANNEX A

TO THE ABL GUARANTY

SUBSIDIARY GUARANTORS

1.	Blue Lynx Media, LLC
2.	Builder Media Solutions, LLC
3.	California Community News, LLC
4.	Capital-Gazette Communications, LLC
5.	Carroll County Times, LLC
6.	Chicago Tribune Company, LLC
7.	Chicagoland Publishing Company, LLC
8.	ForSaleByOwner.com Referral Services, LLC
9.	forsalebyowner.com, LLC
10.	Hoy Publications, LLC
11.	Internet Foreclosure Service, LLC
12.	Local Pro Plus Realty, LLC
13.	Los Angeles Times Communications LLC
14.	McClatchy/Tribune Information Services, LLC
15.	Orlando Sentinel Communications Company, LLC
16.	Sun-Sentinel Company, LLC
17.	TCA News Service, LLC
18.	The Baltimore Sun Company, LLC
19.	The Daily Press, LLC
20.	The Hartford Courant Company, LLC
21.	The Morning Call, LLC
22.	Tribune 365, LLC
23.	Tribune Content Agency, LLC
24.	Tribune Direct Marketing, LLC
25.	Tribune Interactive, LLC
26.	Tribune Content Agency London, LLC
27.	Tribune Publishing Company, LLC
28.	Tribune Washington Bureau, LLC

A-1

ANNEX B

TO THE ABL GUARANTY

SUPPLEMENT NO. [    ], dated as of [                ], 20[    ] (this “Supplement”), to the ABL GUARANTY, dated as of August 4, 2014 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the “Guaranty”), made among TRIBUNE PUBLISHING COMPANY, a Delaware corporation (as further defined in the Guaranty, the “Company”) and each of the subsidiaries of the Company party thereto from time to time and BANK OF AMERICA, N.A., as collateral agent for the ABL Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

A. Reference is made to the ABL Credit Agreement, dated as of August 4, 2014 (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”), among the ABL Borrowers, the lenders from time to time party thereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, Collateral Agent and L/C Issuer.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty. The rules of construction and other interpretative provisions specified in Section 1(b) of the Guaranty shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C. The Guarantors have entered into the Guaranty in order to induce the Agents, the Lenders and the L/C Issuers to enter into the ABL Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective Extensions of Credit to the ABL Borrowers under the ABL Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with any Loan Party and to induce one or more Cash Management Banks to provide cash management services pursuant to Secured Cash Management Agreements to any Loan Party. Section 6.12 of the ABL Credit Agreement and Section 20 of the Guaranty provide that additional Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement in accordance with the requirements of the ABL Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders and the L/C Issuers to make additional Extensions of Credit to the ABL Borrowers under the ABL Credit Agreement, to induce one or more Hedge Banks to enter into Secured Hedge Agreements with any Loan Party, to induce one or more Cash Management Banks to provide cash management services pursuant to Secured Cash Management Agreements to any Loan Party, and as consideration for Extensions of Credit previously made, Secured Hedge Agreements previously entered into and cash management services previously provided.

Accordingly, the Collateral Agent and each New Guarantor agrees as follows:

SECTION 1. In accordance with Section 20 of the Guaranty, each New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (except to the extent that they expressly relate to an earlier date, in which case they shall be true and correct as of such earlier date). Each reference to a Guarantor in the Guaranty shall be deemed to include each New Guarantor. The Guaranty is hereby incorporated herein by reference. Notwithstanding anything to the contrary contained in this Supplement or any provision of the Guaranty or any other Loan Document, the Guaranteed Obligations of any New Guarantor shall not extend to or include any Excluded Swap Obligation.

SECTION 2. Each New Guarantor represents and warrants to the Collateral Agent and the other ABL Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3. This Supplement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Supplement shall be effective as delivery of an original executed counterpart of this Supplement. The Collateral Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission. This Supplement shall become effective as to each New Guarantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Collateral Agent.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13 of the Guaranty. All communications and notices hereunder to each New Guarantor shall be given to it in care of the Borrower Representative at the Borrower Representative’s address set forth in Section 10.02 of the ABL Credit Agreement.

SECTION 8. Each New Guarantor agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket costs and expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent to the extent required by Section 10.04 of the ABL Credit Agreement.

IN WITNESS WHEREOF, each New Guarantor and the Collateral Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NEW GUARANTOR(S)],

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO TRIBUNE PUBLISHING ABL GUARANTY SUPPLEMENT]